Exhibit 21.1

Name	Jurisdiction of Incorporation or Organization
BD Protego S. de R.L.	Mexico
Evercore Advisors L.L.C.	Delaware
Evercore GP Holdings L.L.C.	Delaware
Evercore Group Holdings L.P.	Delaware
Evercore Group Holdings L.L.C.	Delaware
Evercore Group L.L.C.	Delaware
Evercore LP	Delaware
Evercore Partners Limited	England and Wales
Evercore Partners International L.L.P	England and Wales
Evercore Partners Services East L.L.C.	Delaware
Protego Administradores, S. de R.L.	Mexico
Evercore Partners Mexico, S. de R.L.	Mexico
Evercore Casa de Bolsa, S.A. de C.V.	Mexico
Protego CB Servicios S. de R.L.	Mexico
Protego PE, S. de R.L.	Mexico
Protego Servicios, S.C.	Mexico
Sedna S. de R.L.	Mexico
Evercore Mexico Capital Partners II, L.P.	Ontario
Evercore Mexico Partners II, L.P.	Ontario
Evercore Mexico Management Limited	Cayman Islands
Evercore Mexico Capital Partners III, L.P.	Ontario
Evercore Mexico Partners III, L.P.	Ontario
Evercore Mexico GP Holdings L.L.C.	Delaware
Evercore Wealth Management L.L.C.	Delaware
Evercore Holdings Limited	England and Wales
Evercore Trust Company, N.A.	New York
Atalanta Sosnoff Capital, L.L.C.	New York
Evercore Asia Limited	Hong Kong
Evercore Brasil Participacoes LTDA	Brazil
Evercore Partners Canada Ltd.	Canada